Exhibit 10.37

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT

THIS AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is entered into by and between FENWAL, INC., a company organized under the laws of Delaware (“Fenwal”), and CERUS CORPORATION, a company organized under the laws of Delaware (“Cerus”). Fenwal and Cerus, as corporations, are sometimes referred to herein as a “Party” and collectively as the “Parties.” This Agreement shall become effective as of the last date of signature by the Parties (the “Effective Date”).

WHEREAS, Baxter Healthcare SA Switzerland and Baxter Healthcare Corporation (collectively referred to herein as “Baxter”) and Cerus entered into a Manufacturing and Supply Agreement, dated as of February 2, 2005 (the “Original Supply Agreement”) relating to the INTERCEPT Blood System;

WHEREAS, Baxter and Cerus subsequently entered into a Commercialization Transition Agreement (the “Commercialization Agreement”), effective February 1, 2006, which amended certain provisions of the Original Supply Agreement;

WHEREAS, Fenwal has advised Cerus that, as of March 1, 2007, the Original Supply Agreement and the Commercialization Agreement were assigned to Fenwal, and Fenwal assumed all of Baxter’s obligations thereunder;

WHEREAS, Cerus desires to ensure continuity of supply and achieve acceptable cost of goods regarding the supply of Platelet Sets and Plasma Sets, as such terms are defined in this Agreement;

WHEREAS, Fenwal desires to continue to supply Cerus with its requirements for Platelet Sets and Plasma Sets and to rationalize its production commitments;

WHEREAS, concurrently with this Agreement, the Parties are entering into an Agreement Concerning INTERCEPT Product Supply, relating to the supply of certain INTERCEPT products by Cerus to BioOne Corporation (“BioOne”); and

WHEREAS, the Parties now wish to extend the Original Supply Agreement and amend and restate its terms in the manner set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fenwal and Cerus agree as follows:

ARTICLE 1

DEFINITIONS

In this Agreement, the following terms have the meanings specified or referred to in this Article 1 and shall be equally applicable to both the singular and plural forms. The words “including”, “includes” and “include” shall be deemed to be followed by the phrase “without limitation”, unless the context clearly dictates otherwise. Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions of this Agreement. Reference to any statute or regulation means such statute or regulation as amended at the time and from time to time and includes any successor statute or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of any of the stock or shares having the right to vote for the election of a majority of directors, (b) in the case of non-corporate entities, direct or indirect ownership of any of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Components” means all raw materials and sub-assemblies, such as plastics, containers (including without limitation “wet-filled” containers), tubing, cannulas and compound adsorption devices for the production of or use in connection with the Sets.

“Cost of Goods” means Fenwal’s full cost of manufacturing or acquiring an item, in accordance with accounting principles generally accepted in the United States, consistently applied, (GAAP) and in accordance with Fenwal’s normal accounting practices, all consistently applied. Cost of Goods shall not, however, include amortization of development expenditures, except as set forth in Section 4.4(d) of this Agreement, or expenses falling under the category designated by Fenwal “other costs of sales” or similar category, however designated. It is understood that Fenwal fixed overhead will include amortization of Fenwal investments in additional assets to provide incremental capacity, as required pursuant to Section 2.4 of this Agreement.

“Device Master Record” shall include device specifications, production process specifications, quality assurance procedures and specifications (including acceptance criteria and quality assurance equipment to be used), and packaging and labeling specifications.

“INTERCEPT Illuminator” means a proprietary illumination device, including operating software and data management system, including source code for each, developed for use with Platelet Sets and Plasma Sets.

“License Agreement” means the agreement entered between Baxter and Cerus, effective February 2, 2005, whereby Baxter licensed to Cerus certain patents, know-how and materials.

“Manufactured Products” means Platelet Sets, Plasma Sets, and Components.

“Person” means an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of organization or governmental agency or authority.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Plasma Disks” means [*] disks designed for the pathogen inactivation system for plasma.

“Plasma Sets” means disposable processing sets for inactivation of pathogens in plasma components of blood, containing [*].

“Platelet Sets” means disposable processing sets for the inactivation of pathogens in platelet components of blood, containing [*].

“Platelet Wafers” means [*] wafers designed for the pathogen inactivation system for platelets.

“Product Specifications” means the specifications for the Platelet Sets and the Plasma Sets (as described in Section 2.1(b)), and as modified from time to time pursuant to Section 2.2. The Product Specifications for Components will be the applicable specifications for Components included within the Product Specifications mentioned above in this definition, or if such do not exist for any Component, then specifications to be developed by the Parties for such Component.

“[*]” means the raw material [*], a component of Platelet Sets and Plasma Sets.

“Sets” means the Platelet Sets and the Plasma Sets.

“Work Order” means a written, signed order for the performance by Fenwal of mutually-agreed services. A Work Order shall include a scope of work, a project budget and a payment schedule. All Work Orders shall be deemed to be incorporated into this Agreement and governed by its terms and conditions.

ARTICLE 2

MANUFACTURING AND SUPPLY

Section 2.1 Manufacturing Services.

(a) General. Fenwal will, during the term of this Agreement, manufacture Manufactured Products for Cerus on the terms set forth below all in accordance with the Product Specifications (collectively, the “Manufacturing Services”) in a professional and efficient manner and in accordance with the terms and conditions of this Agreement.

(b) Product Specifications for Platelet and Plasma Sets. As of the Effective Date, the Product Specifications for the Platelet Sets and Plasma Sets are listed on Exhibit A and Exhibit B, respectively, to this Agreement.

Section 2.2 Change Requests.

(a) Product Specifications; Device Master Record. In the event that Cerus requests any changes to such Product Specifications (including, without limitation, the addition of new product codes or changes made to comply with any requirement, order or instructions by any regulatory authority), Fenwal will perform and complete such requests in a timely fashion. Fenwal will not unreasonably withhold its approval to any requests of Cerus to change Product

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Specifications. Any changes to the Product Specifications or Device Master Record must be reviewed and approved under Fenwal and/or Cerus change control procedures. Fenwal will make no changes to the Device Master Record for the Manufactured Products without the prior written approval of Cerus. In some cases, changes are caused by third-party suppliers (“Third Party Changes”) and are outside the scope of Fenwal’s control. Fenwal shall give Cerus at least ninety (90) days notice of any such Third Party Changes, provided such third party gave sufficient notice to Fenwal. If, due to circumstances beyond Fenwal’s control, Fenwal is required to qualify a new third-party supplier, it will so notify Cerus and the Parties will confer on the determination of and terms of agreement with such new third-party supplier. Allocation of costs for such changes is further described in Section 4.4(a).

(b) Product Improvements; Prototypes. Periodically, Cerus may request that Fenwal manufacture prototype development or clinical lots, or request additional validation or qualification activities to obtain regulatory approvals. Fenwal will manufacture and supply prototype lots of the Sets, as Cerus may reasonably require in connection with any changes to Product Specifications. Allocation of costs for such changes shall be allocated in accordance with Section 4.4(b).

(c) Changes in Manufacturing Location. Fenwal will provide Cerus with at least ninety (90) days advance written notice of any change in its manufacturing location and, in any event, will not change any location until the new location is fully-qualified and licensed with each applicable Party’s regulatory group for the manufacture of the Manufactured Products for sale or clinical testing. Changes in manufacturing location include changes in manufacturing location for raw materials, components, subassemblies, or finished goods; changes in location or subcontractor for sterilization processes; and, changes in chemical and physical facilities. Cerus understands and acknowledges that Fenwal intends to transfer and consolidate major subassembly and final assembly equipment and processes to the Fenwal plant in [*]. Allocation of costs for any such changes is further described in Section 4.4(c).

(d) U.S. FDA Compliance. Upon Cerus’ written request, Fenwal agrees to review and modify, as may be necessary, its existing manufacturing facilities and quality systems to be compliant with FDA quality system requirements (“QSR’s”) and cGMP within twelve (12) months of such request. In the event of a modification to meet QSR’s cGMP and standards applicable to the United States, Europe or Asia, Fenwal will review and modify its existing manufacturing facilities in agreement with Cerus. Allocation of costs for such changes is further described in Section 4.4(d).

(e) Plastics. Cerus understands that Fenwal may receive, from time-to-time, “Supplier Notice of Change” notifications from Baxter for any of the formulations for the key plastics used in the Platelet and Plasma Sets manufactured by Baxter. No such changes, however, shall cause the Manufactured Products to fail to meet any regulatory requirements. Additionally, Cerus reserves any and all rights, and remedies it may have against Baxter, for such plastics under the Original Supply Agreement. Allocation of costs for such changes is further described in Section 4.4(e).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f) Other. In the event Cerus is interested in conducting development, qualification and/or validation work for substituting Fenwal plastics for Baxter plastics used in the Platelet and Plasma Sets, the Parties shall agree on the work to be performed by Fenwal and determine, in good faith, the terms of supply, by Fenwal, of such Fenwal plastics to Cerus for inclusion into the Sets.

(g) Work Order. In the event Cerus requires Fenwal to perform any work pursuant to this Section 2.2, the Parties shall enter into a Work Order for the performance by Fenwal of such mutually-agreed services.

Section 2.3 Supply and Purchase Commitments.

(a) Subject to Cerus’ supply of Platelet Wafers, Plasma Disks and [*], during the Term of this Agreement, Fenwal shall supply Cerus with purchase orders for Manufactured Products within the delivery times required under Section 2.4. Cerus shall purchase Manufactured Products from Fenwal as set forth in Section 2.5.

(b) Cerus shall purchase its requirements of Platelet Sets and Plasma Sets from Fenwal, subject to the following:

(i) For the duration of this Agreement and in any calendar year, Cerus shall purchase from Fenwal a number of Sets equal to the greater of [*]. In any event, Cerus shall not be required to purchase [*] in any given calendar year from Fenwal absent a written mutual agreement between Cerus and Fenwal stating such. Cerus is free to purchase [*] from a third-party supplier or suppliers. Such purchases by Cerus at any time from third-party supplier(s) will not alter Cerus’ purchase obligations under binding firm purchase orders to Fenwal then in effect pursuant to Section 2.4 of this Agreement.

(ii) In the event that Cerus provides [*] written notice of termination pursuant to Section 6.2(g) of this Agreement, then Cerus’ purchase requirements shall be modified as follows (without altering Cerus’ purchase obligations under binding firm purchase orders to Fenwal then in effect pursuant to Section 2.4 of this Agreement):

(A) During the [*] months following such notice, Cerus shall purchase Sets from Fenwal at a rate equal to [*] of the [*] for Sets purchased by Cerus from Fenwal during the [*] period preceding such notice;

(B) During months [*] following such notice, Cerus shall purchase Sets from Fenwal at a rate equal to [*] of the [*] for Sets purchased by Cerus from Fenwal during the [*] period preceding such notice; and

(C) During the [*] following such notice, Cerus shall purchase Sets from Fenwal at a rate equal to [*] of the [*] for Sets purchased by Cerus from Fenwal during the [*] period preceding such notice.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 2.4 Forecasts.

In order to assist Fenwal in its production planning of Manufactured Products for Cerus, Cerus will provide to Fenwal during the Term of this Agreement a rolling [*] forecast by product code, of which [*] will constitute firm purchase orders for Platelet Sets and Plasma Sets, and of which [*] will constitute firm purchase orders in the case of Components ordered separately. Cerus agrees that these forecasts will include consideration of obligations for supply of products to meet the forecasts of any third party distributors or other third parties, including BioOne. Additionally, during the [*] of each [*], Cerus shall provide to Fenwal an “optimistic” volume forecast and a “base case” volume forecast, for the following [*]. “Optimistic” volume forecast shall be used for manufacturing capacity assessment and discussion of manufacturing capacity planning between the Parties based on such assessment. Both Parties understand that investments in additional assets to provide capacity above that required for base case volumes may result in higher fixed overhead allocations. Monthly meetings with Fenwal and Cerus representatives shall be held at a mutually agreeable time to discuss production planning and inventory management, including, but not limited to, volume forecasts provided pursuant to this Section 2.4. It is understood that standard costing will be based on the “base case” volume forecast for following [*] terms, as further described in Section 4.2.

Section 2.5 Purchase Orders.

The firm purchase orders in each rolling forecast described in Section 2.4 above will constitute a binding obligation on the part of Cerus to purchase such Manufactured Products regardless of whether Cerus has a need for such Manufactured Products at the time of delivery and such purchase obligation will not be relieved for longer than [*], except on account of any force majeure event, or the unavailability of Cerus-supplied materials, that may arise subsequent to the date the purchase order is placed. The terms and conditions of this Agreement will be controlling over any terms and conditions included in any purchase order form used in ordering Manufactured Product. Any term or condition of any purchase order, invoice, packing slip, quotation or other document delivered by either Party incident to the purchases hereunder that is in addition to, different from or contrary to the terms and conditions of this Agreement will be void, unless the Parties otherwise agree by a separate written agreement.

Section 2.6 Delivery; Shipment; Invoices.

(a) All Manufactured Products supplied under this Agreement will be delivered by Fenwal to Cerus’ designated carrier at Fenwal’s facility in [*] INCOTERMS 2000). Title and risk of loss passes to Cerus [*] Invoices issued by Fenwal upon delivery shall be based on the standard costing established in Section 4.2(a) and paid by Cerus within sixty (60) days of invoice date. Disputed invoices are to be resolved expeditiously and in good faith by the Parties. All delivery costs, insurance, freight, import and export duties and taxes will not be included as Cost of Goods. Fenwal shall cause to be delivered all Manufactured Products according to [*] purchase orders ([*] firm purchase orders for Components, if ordered separately) made by Cerus pursuant to Section 2.4 of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Fenwal shall include a packing list in each shipment of the Manufactured Products providing the following information: (1) Cerus purchase order number; (2) Fenwal Components Code; and, (3) Quantity. Fenwal shall also mail a copy of each packing list to Cerus for each shipment at the time of shipment. Fenwal shall provide to Cerus a certificate of compliance for each lot of Manufactured Goods shipped.

(c) Fenwal shall deliver each Manufactured Product to Cerus within [*] of production.

(d) Within [*] of receipt of Product Release Records (as defined in the Quality Agreement between the Parties) for Manufactured Products, Cerus will complete a review to identify any variations from the Product Specifications referenced on the relevant Exhibit to this Agreement, which set forth quality standards for the Manufactured Products. Cerus will work with Fenwal to determine if the identified variations from Product Specifications can be clarified or resolved. If evidence cannot be provided by Fenwal that the Manufactured Products do meet the Product Specifications then Cerus shall notify Fenwal of its rejection of such Manufactured Products. Fenwal will invoice Cerus for the Manufactured Products as described in Section 2.6 (a) of this Agreement. If Cerus delivers such notice of variation from Product Specifications or rejection within such [*] period, Cerus shall promptly make available to Fenwal for examination and testing, at the expense of Fenwal, the Manufactured Products in the rejected shipment and Fenwal shall, if the Manufactured Products were properly rejected, at Fenwal’s expense, either (i) credit Cerus for the amount of such non-conforming Manufacturing Products for which Cerus has previously paid Fenwal, or (ii) promptly provide replacement Manufacturing Products that meet the Product Specifications.

ARTICLE 3

WARRANTY

Section 3.1 Warranty. Each Party represents and warrants to the other as follows:

(a) As of the Effective Date, all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken;

(b) As of the Effective Date, the execution, delivery and anticipated performance of this Agreement do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction or provision or agreement or instruction binding on or affecting it or any of its assets;

(c) As of the Effective Date, its obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, regardless of whether enforcement is sought in a proceeding in equity or at law); and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) To the knowledge of the Parties as of the Effective Date, no consents, waivers, approval or authorizations of any third party, other than the regulatory authorities in other countries in the Territory, are required for such Party to perform any of its obligations under this Agreement.

(e) Fenwal represents and warrants that, upon shipment and for a one-year period from the date of production of each Manufactured Product (or for the shelf-life of the Manufactured Product, if such period is longer) (the “Warranty Period”), Manufactured Products will meet the then-current Product Specifications, and be free from defects in material, workmanship and title, provided Manufactured Products are stored according to label copy and are used according to label instructions.

(f) Subject to Section 2.2(d), Fenwal represents and warrants that its manufacturing facilities used to provide Manufactured Products hereunder will meet the Good Manufacturing Practices (cGMP) and standards applicable as required to meet the Product Specifications.

Section 3.2 Disclaimer of Warranties. With respect to the subject matter of this Agreement, the warranties granted in Section 3.1 are exclusive and are offered in LIEU OF ALL IMPLIED OR STATUTORY WARRANTIES (INCLUDING WITHOUT LIMITATION, WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM COURSE OF DEALING OR USAGE OF TRADE) or any other express or implied warranties or representations.

Section 3.3 Remedies. If any item manufactured by Fenwal or its subcontractors shall prove defective in material and/or workmanship within the Warranty Period, Cerus shall notify Fenwal in writing of such defect or noncompliance [*] of Cerus’ discovery of such defect or noncompliance, and Fenwal shall replace said item. The Warranty Period for such replaced item shall be as set forth in Section 3.1(e) of this Agreement. Fenwal shall have no responsibility if such item has been improperly stored by Cerus or used outside of label instruction by Cerus, its agents or customers or the defect or noncompliance is due to an act or omission by Cerus or its third-party suppliers as relating to the Platelet Wafers, Plasma Disks, [*] or INTERCEPT Illuminator devices or any other component that Cerus decides to provide to Fenwal. The foregoing shall be Fenwal’s sole and exclusive liability and Cerus’ sole and exclusive remedy for any breach of contract action arising out of any such defect, except with respect to each Party’s indemnification obligations as set forth in Article 10, provided that Fenwal shall remain responsible to carry out its obligations under the Quality Agreement (as defined herein).

ARTICLE 4

PAYMENTS; AUDIT

Section 4.1 Compensation for Manufacturing Services.

(a) From the Effective Date to December 31, 2008, as compensation for the Manufacturing Services, Cerus will pay to Fenwal an amount equal to (i) [*] Cost of Goods of the Manufactured Products ordered and purchased by Cerus for [*], and (ii) [*] Cost of Goods of the Manufactured Products ordered and purchased by Cerus for use in [*]. (The Parties shall have previously entered into a Work Order for Manufacturing Products ordered for use in [*]). Manufactured Products ordered and purchased under (i) and (ii) of this Section 4.1(a) shall be invoiced separately.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Budgeted Standard Cost of Goods will be [*] as further described in Section 4.2. From January 1, 2009 and for the remainder of the Term of the Agreement, the invoice price for each Manufactured Product shall be equal to Fenwal’s Budgeted Standard Cost of Goods for such Manufactured Product, and, additionally:

(i) for each of the aggregate number of Platelet Sets and Plasma Sets invoiced by Fenwal in [*] up to and including [*], a charge of [*] shall be applied to each Platelet Set and Plasma Set invoiced by Fenwal to Cerus for [*].

(ii) for each of the aggregate number of Platelet Sets and Plasma Sets invoiced by Fenwal in [*] in excess of [*], a charge of [*] shall be applied to each Platelet Set and Plasma Set invoiced by Fenwal to Cerus for [*].

The purchase price for Components shall be negotiated in good faith and shall not exceed [*] of Fenwal’s Cost of Goods of the Components.

(c) On [*], Fenwal will provide to Cerus a reconciliation report of Manufacturing Variances versus the Budgeted standard Cost of Goods (“Manufacturing Variances”). Manufacturing Variances will be calculated based on (1) the variations in overhead absorption due to volume variations of Cerus actual purchases from the “base case” forecast and (2) raw materials cost changes of more than [*] from any raw material supplier (“Purchase Price Variances”), as described in 4.2 (c). Labor and conversion loss shall be fixed at the budgeted levels and not included in the Manufacturing Variance calculations, except as may apply where described in Section 4.2 (d). Calculations shall be performed such that a “positive variance” would be in the favor of Cerus, while a “negative variance” would be in the favor of Fenwal. Fenwal will provide to Cerus [*] reconciliation reports of such Manufacturing Variances as soon as practicable after the [*], and [*] reconciliation reports of such Manufacturing Variances within [*]. Fenwal will provide to Cerus, within [*] Manufacturing Variances reconciliation report. If Manufacturing Variances are positive, Fenwal will pay a variance adjustment rebate to Cerus within [*]. If Manufacturing Variances are negative, Fenwal shall invoice Cerus a variance adjustment fee, payable within thirty (30) days of receipt of such variance invoice.

Section 4.2 Cost Calculations

(a) Cost of Goods. Fenwal represents that the 2008 standard Cost of Goods for the Platelet Sets and Plasma Sets is set forth on Exhibit C hereto. In the [*], using the “base case” production forecast for the following year provided by Cerus to Fenwal (per Section 2.4), Fenwal will provide a Budgeted Standard Cost of Goods for the following year (the “Budgeted Standard Cost of Goods”). This Budgeted Standard Cost of Goods will include labor, overhead and conversion loss and a costed bill of materials. Determination of Fenwal’s Budgeted Standard Cost of Goods shall be made consistent with Fenwal’s current practice of computing cost of goods, subject to the definition of “Cost of Goods” in Article 1. Capital expenditures for

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

facilities and/or equipment and capitalized manufacturing start-up costs will be amortized on a straight-line basis and included in Cost of Goods. The amortization basis for facilities and equipment that were transferred by Baxter to Fenwal shall not exceed Baxter’s depreciated book value of such facilities and equipment immediately prior to their transfer to Fenwal. Fenwal’s Cost of Goods and budget shall be determined using [*], consistent with the “base case” volume forecast provided by Cerus. Fenwal’s cost of inspection and storage of Platelet Wafers and Plasma Disks shall be included as incremental variable overhead in determining the Cost of Goods. In the event any item is acquired by Fenwal from an Affiliate, “cost of manufacturing or acquiring” shall be deemed to mean such Affiliate’s cost of manufacturing or acquiring. The Cost of Goods will be based upon the local currency in the country in which the Manufactured Products are manufactured. The Budgeted standard Cost of Goods may change during [*] solely as required to reflect increases or decreases in the Cost of Goods due to changes to the Product Specifications based upon Cerus’ needs and legal requirements.

(b) Long-Range Standard Cost of Goods Estimates. In addition to that described in Section 4.2 (a), following receipt of Cerus’ [*] “optimistic” and “base case” volume forecasts prepared to Section 2.4, Fenwal shall, in the [*] of each [*], provide to Cerus [*] of product code cost for the “optimistic” and “base” case volumes, with details of material, labor, conversion loss factors, rework allowance, overhead and depreciation for each finished kit code. Fenwal’s product standard costing for the following [*] will be provided by Fenwal in the form of a costed bill of materials and with the details of material, labor, conversion loss factors, rework allowance, fixed and variable overhead elements. Such product standard costing shall be based on the “base case” production forecast for [*] and shall be net of the costs for Cerus-supplied materials, as provided under Section 5.1. Any estimates used by Fenwal in calculating standard Cost of Goods shall be made reasonably and in good faith. Such costing is intended for use with long-range planning efforts of both parties, and shall not be binding for future years.

(c) Raw Material Cost Changes. Cerus additionally understands and acknowledges that Fenwal has supply agreements for key plastics used in the Platelet and Plasma Sets, and that such agreements may result in raw materials cost changes, such cost changes to be passed through to Cerus as Purchase Price Variances to the extent provided in Section 4.1(c) of this Agreement.

(d) Conversion Loss. Fenwal shall use commercially reasonable efforts to continually reduce conversion loss and rework for Manufactured Products and Cerus-supplied materials. For the purpose of this Agreement, “conversion loss” shall include losses due to quality control testing and scrap of excess or non-conforming Manufactured Products. Any process or activity undertaken by Fenwal to bring a defective or non-conforming product into compliance with the Specifications shall be considered “rework” under this Agreement. Prior to the beginning of each calendar year, the Parties shall agree on a reasonable conversion loss factor and rework allowance to be included within the standard cost for each Manufactured Product, based on an assessment of the actual costs of conversion loss and rework incurred in prior years. The conversion loss factor and rework allowance will be fixed for that calendar year. Any excess conversion loss or rework will not be included in the Cost of Goods. Cerus and Fenwal agree to review and negotiate in good faith for payment for conversion losses and rework [*] of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the budgeted amounts for such activities if such costs are incurred as a result of circumstances which could not have been predicted or avoided by Fenwal or Cerus. Cerus agrees to pay [*] arising from changes in Manufactured Products Specifications. Fenwal will promptly notify Cerus of the nature and amount of such [*] accordingly. Prior to the beginning of each calendar year, the Parties shall agree on a reasonable level of conversion loss for Cerus-supplied materials; the conversion loss factor is expected to remain flat or decrease during each year of this contract. If the conversion loss for any Cerus-supplied materials exceeds the agreed-upon amount, Fenwal shall reimburse Cerus the amount of Cerus’ cost of goods corresponding to such excess conversion loss.

(e) Meetings. Cerus and Fenwal agree to meet at least twice per calendar year as part of the planned semi-annual management meetings to review and prioritize cost reduction initiatives. At such time, Cerus and Fenwal shall identify projects for implementation (if any), and estimate and allocate related costs (including, but not limited to, engineering time, operating and capital expenses), and risks and benefits.

(f) Request for Documentation. Upon request by Cerus, Fenwal will supply Cerus with a full accounting of Fenwal’s Cost of Goods, including a costed bill of materials.

Section 4.3 Audit. Cerus shall have the right, through an independent third-party auditor approved by Fenwal (which approval shall not be unreasonably withheld), to perform a full audit, on an annual basis and after thirty (30) days prior notice, on Fenwal records directly associated with or related to the Manufacturing Services and Fenwal’s calculation of Cost of Goods. Any audit shall be conducted during Fenwal’s normal business hours. Prior to commencing any audit, such third-party auditor shall enter into a confidentiality agreement in a form acceptable to Fenwal. Any undisputed overpayment or underpayment determined by this Section 4.3 shall be due and payable to the other Party by the Party owing such amount within thirty (30) days after notice of such audit finding. Cerus shall bear the full costs of such audit, except that in the event that any audit performed hereunder results in a decrease of [*] or more in the case of Platelet Sets and Plasma Sets, or [*] or more in the case of Components, in any purchase price due to Fenwal hereunder, then Fenwal shall be obligated to reimburse Cerus for such audit costs, but will not be required to reimburse more than [*] Dollars ($[*]) for any audit except in the case where the adjustment results from fraud or intentional misconduct. In the event Fenwal bears any audit costs hereunder, such costs shall not be incorporated into the calculations for the Cost of Goods.

Section 4.4 Change Requests; Capital Expenditures.

(a) Product Specifications. Fenwal will provide Cerus with a detailed accounting of any cost change due to the change in Specifications under Section 2.2. Fenwal will not be required to perform any such work until the Parties reach written agreement on the scope of the additional work and the change in Cost of Goods. In the event that Cerus requests any changes to any Specifications of the Manufactured Products pursuant to Section 2.2 and that such requested changes affect Fenwal’s Costs of Goods for the Manufactured Products, then the Costs of Goods will be adjusted and continue to be established as set forth in Section 4.1, and the purchase price will be maintained as set forth in Section 4.1(a) hereof.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Product Improvements; Prototypes. The Parties shall meet at least twice per calendar year as part of the planned semi-annual management meetings to review and prioritize new products and product improvements, and anticipated changes. At Cerus’ request, Fenwal will provide cost estimates for projected development work. Cerus will reimburse Fenwal on a time and material basis for pre-approved out-of pocket expenses, engineering trials, prototype manufacturing for research and development (including costs of making changes or conducting activities described under Section 2.2(b)) and/or clinical trials, FTE support and materials).

(c) Manufacturing Location. Fenwal will bear any and all costs of relocation and revalidating manufacturing equipment and facilities, including, but not limited to, costs associated with consolidation by Fenwal of its manufacturing activities at the [*] facility, unless such relocation and validation is expressly requested by Cerus. Any costs involved with any such change in manufacturing relocation will not be included in the Cost of Goods and will not increase the Cost of Goods to Cerus over the Cost of Goods that was in effect as to manufacture of any Manufactured Product at the previous location.

(d) Compliance with U.S. FDA QSR’s and cGMP. The costs of establishing compliance with QSR’s, cGMP and other regulatory standards for a Class III medical device pursuant to Section 2.2(d) will be borne by Fenwal and amortized in the Cost of Goods for all Platelet Sets and Plasma Sets over a five-year period. The costs to be amortized shall not, however, exceed [*] Euros (EUR [*]). In the event this Agreement terminates prior to complete recovery of such amortizable costs through amortization in the Cost of Goods, Cerus shall pay to Fenwal the amount of such costs that have not been so recovered.

(e) Plastics. Cerus understands that significant testing costs may be required for the qualification and submission of potential changes described in Section 2.2(e). Cerus agrees to fully fund any qualification and validation work required specifically for use of plastics in the Manufactured Products. Fenwal will fund the generic qualification and validation work that would be required for material changes required for use of such plastics in Fenwal products.

(f) Capital Expenditures. Except as provided in Sections 4.4(c) or (d), and except for any cost of relocating manufacturing facilities, which will be Fenwal’s financial responsibility and not amortized in the Cost of Goods, any capital expenditure required exclusively to meet the changes requested by regulatory authorities and/or to provide sufficient capacity for Manufactured Products to Cerus will be either (a) paid for by Fenwal and amortized on a straight-line basis in the fixed overhead allocation in the standard Cost of Goods; or, (b) paid for directly by Cerus. Any such capital assets paid for by Cerus (“Cerus Assets”) shall be purchased in Cerus’ name and be owned by Cerus. Fenwal shall be liable for all risk of damage to or loss of such Cerus Assets while in the possession or control of Fenwal. Fenwal shall tag all such Cerus Assets in its possession or control with appropriate indicators that they are owned by Cerus, and shall ensure that no third party acquires any security interest in the Cerus Assets while they are in the possession or control of Fenwal. All Cerus Assets in the possession or control of Fenwal shall be returned to Cerus upon the termination of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 4.5 Payment; Late Payment Charges. Cerus will pay any purchase price or payment for services due hereunder in Euros in the case Euros are the local currency of the manufacturing site or site of performance of services, and in U.S. Dollars in all other cases, unless the Parties otherwise agree in writing. Such payments shall be made within sixty (60) days after the date of Fenwal’s invoice (thirty (30) days in the case of invoices for PL-2410 resin), by check or wire transfer to a bank account designated in writing by Fenwal. Undisputed invoices not timely paid will be subject to a late payment charge of [*] percent ([*]%) per month, or the highest amount permitted by law, if lower.

ARTICLE 5

CERUS-SUPPLIED MATERIALS; PL-2410; ILLUMINATORS

Section 5.1 Platelet Wafers; Plasma Disks; [*].

(a) Cerus shall have full management and control of the supply chain for Platelet Wafers and Plasma Disks, including, but not limited to, specifications, qualification, change control, purchasing of certain raw materials, production planning and facility expansion, and OEM relationships with third party suppliers. Cerus shall have the right to enter directly into contractual arrangements with such third party suppliers for said purposes. Any agreement with third party suppliers designated as such by Cerus (as of the Effective Date, The Purolite Company, Powdersize, Inc., and Porex Corporation) shall provide for the release of components for Platelet Wafers and Plasma Disks according to Cerus specifications. Cerus shall have the responsibility to resolve technical issues with third party suppliers related to the supply of components and the manufacture of the Products. The Parties acknowledge that Cerus has had, and agree that Cerus shall continue to have, full management and control of the supply chain for [*], including, but not limited to, specifications, qualification, change control, forecasting, purchasing and development studies. This Section supersedes Section 15(d) of the Commercialization Agreement.

(b) Demand forecasts for Platelet Wafers, Plasma Disks and [*] will be defined as part of the Parties’ joint annual planning and budgeting process. Fenwal agrees to store Platelet Wafers and Plasma Disks at a target level of [*] of inventory, based on third party supplier lead times and [*] forecasts provided by Cerus.

(c) Once released, Platelet Wafers and Plasma Disks shall be shipped from Porex Corporation to Fenwal’s receiving facility. Cerus shall be the importer of records for import of Platelet Wafers and Plasma Disks into the European Union and for VAT purposes. As such, Cerus shall be responsible for preparing and filing documentation, and paying related fees, as required by applicable laws, rules and regulations, to import such goods in the European Union. Fenwal will notify Cerus upon (i) receipt of each shipment of Platelet Wafers or Plasma Disks; and, (ii) upon completion of acceptance testing for such Platelet Wafers or Plasma Disks, as applicable. Title to Platelet Wafers and Plasma Disks shall remain with Cerus.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) Once released by [*] (or any other third party supplier designated by Cerus), [*] shall be shipped to Fenwal’s receiving facility. Fenwal will notify Cerus upon (i) receipt of each shipment of [*] to Fenwal’s receiving facility; and, (ii) upon completion of acceptance testing for such shipment of [*]. Cerus shall be the importer of records for import of [*] into the European Union and for VAT purposes. As such, Cents shall be responsible for preparing and filing documentation, and paying related fees, as required by applicable laws, rules and regulations, to import [*] in the European Union. Title to [*] shall remain with Cerus.

(e) Fenwal agrees to provide a monthly accounting of Platelet Wafers and Plasma Disks received from Cerus designated third party supplier against (i) Platelet Wafers and Plasma Disks used in the production of Platelet Sets and Plasma Sets and released to Cerus via shipment; (ii) Platelet Wafers and Plasma Disks to be used in the production of Platelet Sets and Plasma Sets; and (iii) Platelet Wafers and Plasma Disks that will not be used in the production of Platelet Sets and Plasma Sets (e.g., used for testing or scrapped). Fenwal additionally agrees to provide a monthly accounting of [*] received from [*] (or any other third party supplier designated by Cerus) against (i) [*] used in the production of Platelet Sets and Plasma Sets; (ii) [*] to be used as a component of Platelet Sets and Plasma Sets; and (iii) [*] that will not be used in the production of Platelet Sets and Plasma Sets (e.g., used for testing or scrapped), at mutually agreed upon rates as defined in Section 4.2(d). The Parties shall determine an acceptable conversion loss as part of the annual product standard cost determination.

(f) In the event of loss or casualty to any Platelet Wafers, Plasma disks and/or [*] while in the possession or under the control of Fenwal, Fenwal shall reimburse to Cerus the replacement cost of the lost or damaged material.

Section 5.2 PL-2410.

Fenwal agrees to continue to supply Cerus PL-2410 resin for use in the production of Platelet Wafers.

Section 5.3 Illuminators.

(a) Cerus shall take full management and control of the supply chain for INTERCEPT Illuminator devices, including, but not limited to, OEM relationships, inventory, obsolescence planning and change control, and Cerus shall have the right to enter directly into contractual arrangements with third party suppliers (such as Nova Biomedical Corporation) for the supply and manufacturing of such devices. Cerus shall continue to have the responsibility for field service, resolving technical issues with third party suppliers related to the supply and manufacturing of INTERCEPT Illuminator devices and supplying such devices to BioOne. This Section supersedes Section 15(e) of the Commercialization Agreement.

(b) To enable Cerus to assume such responsibilities, Fenwal shall transfer to Cerus, to the extent they have not been previously delivered to Cerus, any design control, engineering drawings and manufacturing documentation (collectively “Documentation”) in Fenwal’s possession relating to INTERCEPT Illuminator devices, external radiometers and calibration stations. With respect to INTERCEPT Illuminator devices, however, Fenwal’s obligations shall

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

be limited to such Documentation as Cerus requests in writing after performing a review of Documentation that was previously delivered to Cerus by Baxter or Fenwal. Cerus shall deliver such request for Documentation by not later than March 31, 2009. Fenwal will deliver all Documentation by not later than June 30, 2009. At Cerus’ request, Fenwal shall also use commercially reasonable efforts to obtain, on behalf of Cerus, any Documentation remaining in the possession of Baxter. All rights of Fenwal in the calibration station and any other capital assets developed in connection with the INTERCEPT Blood System at Nova Biomedical Corporation’s facilities (including related software), the QNX-6 workstation at Lake Zurich, IL, and any other capital assets, wherever located, related to the development, testing or calibration of INTERCEPT Illuminators are hereby assigned to Cerus.

(c) Additionally, Fenwal shall transfer and assign to Cerus the inventory of parts and approximately forty-five (45) INTERCEPT illuminator devices in its possession for a transfer price of [*] dollars (US[*]) as is, where is. At Cerus’ request and expense, Fenwal agrees to provide reasonable transitional technical support to Cerus through December 31, 2009, at a rate of $[*] (U.S.) per day per person. At Cerus’ request, Fenwal will upgrade and re-label R4R-4007 Illuminators to R4R-4008, and Cerus will reimburse Fenwal for Fenwal’s reasonable actual costs of such upgrade and relabeling. Cerus will loan one external radiometer kit to Fenwal as needed to permit Fenwal to conduct such upgrades and to fulfill any obligations to BioOne that Fenwal may continue to have.

Section 5.4 Inspection of physical inventory.

During the Term, and no more than [*] or for cause, Cerus shall have the right to conduct a physical inspection and reconciliation of inventory, at site and during normal business hours, in order to ascertain or verify the number and description of Manufactured Products held by Fenwal or in process of manufacture. Cerus shall endeavor to give Fenwal at least thirty (30) days notice prior to arrival for such physical inspection. Fenwal shall use commercially reasonable efforts to cooperate with Cerus in the inventory inspection.

ARTICLE 6

TERM; TERMINATION

Section 6.1 Term.

(a) The initial term of this Agreement shall be from the date of execution through December 31, 2013, unless earlier terminated pursuant to Section 6.2 (the “Initial Term”). Thereafter, the term of the Agreement will be automatically renewed each year for additional one (1) year terms, unless and until either Party terminates the Agreement in accordance with Section 6.2 of this Agreement (the “Extended Term”). (The Initial Term and the Extended Term are together referred to herein as the “Term.”)

(b) Notwithstanding the termination dates stated in Section 6.1(a) or termination pursuant to Section 6.2, in the event that Cerus is materially impeded from manufacturing, or having third parties manufacture Manufactured Products due to patents, know-how or materials, such as plastics, seals, connectors and sterilization, that have been excluded from the licenses to

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Cerus under the License Agreement, Fenwal will either (a) continue to supply to Cerus the specific items whose manufacture is impeded by such excluded rights for so long as Cerus requires such items, or (b) expand the license under the License Agreement so as to eliminate such impediment.

(c) Notwithstanding any other provision hereof, it shall be a precondition to termination of Fenwal’s obligations under this Agreement that Fenwal shall have furnished to Cerus all information to be provided under this Agreement and the Licensed Materials to be provided under the License Agreement at least thirty (30) months prior to such termination. This provision is not intended to relieve Fenwal from any obligation stated herein or in the License Agreement to furnish to Cerus information and Licensed Materials sooner than such time.

Section 6.2 Termination. This Agreement may be terminated as follows:

(a) by Fenwal and Cerus upon their mutual agreement;

(b) by Fenwal upon a Fundamental Breach; as used herein a “Fundamental Breach” is:

(i) failure by Cerus to perform its obligations under Section 10.1 of this Agreement that is not cured within thirty (30) days after notice from Fenwal or Cerus to Cerus of such failure; provided, however, that this Section 6.2(b) shall apply only if the amount unpaid exceeds [*] U.S. dollars (U.S.$[*]);

(ii) failure by Cerus to make any payment to Fenwal under this Agreement (other than a de minimis payment) following repeated previous payment failures or delays, evidencing a conscious disregard by Cerus of its payment obligations to Fenwal, and following a written notice to Cerus from Fenwal that further payment failures will or could result in termination;

(c) by Cerus upon a material breach of this Agreement by Fenwal, provided, however, that Fenwal shall be entitled to written notice of such breach and thirty (30) days to cure such breach (or such longer period as may be necessary if Fenwal has commenced curing such breach and is diligently proceeding to cure such breach) before the Agreement may be terminated;

(d) by Fenwal or Cerus with written notice to take effect immediately upon receipt thereof by the other Party in the event that the Party receiving notice has filed for bankruptcy or is adjudged insolvent or has made an assignment for the benefit of creditors, or a receiver is appointed for its business or a voluntary or involuntary petition of bankruptcy is filed, or proceedings for the reorganization of the Party are instituted;

(e) automatically in the event of termination of the License Agreement;

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(f) by Fenwal at any time with thirty (30) months prior written notice to Cerus; provided, however that the termination pursuant to such notice shall not be effective prior to December 31, 2013;

(g) by Cerus at any time with twenty-four (24) months prior written notice to Fenwal; provided, however that the termination pursuant to such notice shall not be effective prior to December 31, 2013;

(h) by Fenwal upon the occurrence of a “Fundamental Breach” under the License Agreement, as that term is defined therein.

Section 6.3 Survival. The following provisions of this Agreement will survive any expiration or earlier termination of this Agreement: Sections 3.1, 3.2, 3.3, 4.3, 4.5, 5.2, 6.1, 6.2(b), 6.3, 7.2, 8.1, 8.4, 8.5 and Articles 9, 10 and 11.

ARTICLE 7

RECORDKEEPING; AUDITS; RECALLS

Section 7.1 Manufacturing Quality. Fenwal shall perform the obligations in accordance with the Quality Agreement for Manufacture, Testing, and Release of INTERCEPT Blood System Medical Devices, entered into between Fenwal France S.A.S. and Cerus (the “Quality Agreement”), effective May 21, 2008, as the same may be amended from time to time, which is incorporated herein by reference. All Manufactured Products shall meet the Product Specifications and shall be subjected to quality control inspections by Fenwal in accordance with Fenwal’s quality control standards and system.

Section 7.2 Adverse Information. Each Party will promptly notify the other Party following receipt of any information, including but not limited to any problems regarding the Manufactured Products or any information regarding any threatened or pending action that might affect the production or marketing of the Manufactured Products. Promptly upon receipt of such notice, the Parties will consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein will be construed as restricting the right of either Party to make a timely report of such matter to any Regulating Group or take other action that it deems to be appropriate or required by applicable law or regulation.

ARTICLE 8

ADDITIONAL COVENANTS

Section 8.1 Acquisition of Residual Inventory. Upon the expiration or termination of this Agreement, Cerus shall purchase all existing inventory of Manufactured Products and Components, which shall include any or all work-in-process or raw materials to the extent specifically identified for Cerus. Notwithstanding the foregoing, Cerus shall have no obligation to purchase any such inventory to the extent that it exceeds Cerus’ forecasted requirements for the [*] after such expiration or termination, with the exception of any inventory specifically requested by Cerus to be held, unless otherwise agreed in writing by the Parties.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 8.2 Technology Transfer and Technical Assistance. Subject to the terms and conditions of the License Agreement, Fenwal shall promptly transfer to Cerus all technical information pertaining to the manufacturing and quality testing of the Manufactured Products (including without limitation, Bills of Materials, SOPs for manufacturing quality assurance and quality control, design history files and batch records, and including HUD, CER, etc. documents, technical reports and regulatory submissions) and provide to Cerus technical experts to assist, consult and cooperate with technical personnel of Cerus or its manufacturing sublicensee in the design, production, inspection and maintenance of the Manufactured Products. Cerus may make requests for technical assistance during the Term of this Agreement, however, not to exceed two such requests a calendar year and one such request for each manufacturing change Fenwal may introduce. Cerus has the rights to use such information provided by Fenwal in accordance with the terms of the License Agreement. Cerus shall pay the reasonable traveling, living and other related expenses of such technicians of Fenwal as agreed between the Parties, and Cerus shall pay for such services on an hourly rate (excluding travel time) equal to $[*] (US) per day per person. Fenwal shall arrange at the request of Cerus for the visit of Cerus’ technical personnel to the offices or plants or any other facilities of Fenwal for the study of manufacturing processes, practices, testing shipment and know-how used by Fenwal in the manufacture of the Manufactured Products as provided for under the License Agreement. In no event will Fenwal technicians be expected to meet or travel for Cerus to a country for which the U.S. Department of State has issued a travel advisory recommending U.S. citizens leave or avoid traveling to such country at that time.

Section 8.3 Compliance with Laws. Each Party will comply with all applicable laws, rules, ordinances and regulations of any governmental entity or regulatory agency governing the Manufacturing Services to be provided hereunder. No Party will take any action in violation of any applicable law, rule, ordinance or regulation that could result in liability being imposed on the other Party. Fenwal will comply at all times with then current ISO standards and then current Good Manufacturing Practices (cGMP) and maintain related certification, subject to Section 2.2(d).

Section 8.4 Relationship of the Parties. Fenwal shall and will remain at all times an independent contractor of Cerus in the performance of all Manufacturing Services hereunder. In all matters relating to this Agreement, each Party hereto will be solely responsible for the acts of its employees and agents, and employees or agents of one Party shall not be considered employees or agents of the other Party. No Party will have any right, power or authority to create any obligation, express or implied, on behalf of any other Party nor shall either Party act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligations. Nothing in this Agreement is intended to create or constitute a joint venture, partnership, agency, trust or other association of any kind between the parties or persons referred to herein.

Section 8.5 Purchase of Equipment; Leasing of Facilities. Upon termination of Fenwal’s obligations under this Agreement and as long as Fenwal has no obligations for Manufactured Products to either Cerus, BioOne or their respective successors or assigns, Cerus may elect to purchase any equipment, instruments, tools, ties and molds dedicated to the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

manufacturing of the Manufactured Products (including, but not limited to, any and all capital assets acquired in connection with the consolidation of its manufacturing activities at the [*] facility) at Fenwal’s then net book value of such items. Cerus may also elect to lease from Fenwal at a reasonable rental those portions of facilities dedicated to the manufacturing of the Manufactured Products (including, but not limited to, the [*] facility); provided, however, that if Fenwal intends to close down such facility in its entirety, Fenwal will so notify Cerus at the time that Fenwal provides its termination notice, in which Cerus will have a first option to purchase the buildings.

ARTICLE 9

CONFIDENTIALITY

Section 9.1 Confidential Information. All information and materials containing information provided by any Party to another relating to this Agreement, including but not limited to customer requirements, lists, preferences and methods of operation, the technology, any know-how, data, process, or technique of any Party relating to such Party’s products, and any research project, work-in-process, future development, scientific, engineering, or manufacturing information, know-how, designs, drawings, management information reports and other computer-generated reports, financial information, pricing policies and details, details of contracts, operational methods, plans or strategies, business acquisition plans, and the business affairs of such Party, whether in oral, graphic or written form, as the case may be, are and shall be treated as confidential, provided such information and materials are clearly marked as “confidential” and, if verbal, are specified as “confidential” at the time of disclosure and reduced to writing and marked “confidential” within thirty (30) days after disclosure (“Confidential Information”). Among other things, Confidential Information shall include confidential or proprietary information or materials of third parties and the Parties’ respective Affiliates, that are in the possession of one of the Parties and provided pursuant to this Agreement. It is understood and agreed that the INTERCEPT Blood System has been co-developed by Cerus, which may disclose or use information concerning such system as it deems appropriate in the exercise of its rights under this Agreement; provided that information concerning Fenwal’s proprietary plastics formulations and radio frequency heat sealing processes shall remain the Confidential Information of Fenwal.

Section 9.2 Obligations. Except as expressly authorized by prior written consent of the disclosing Party, the receiving Party shall:

(a) limit access to any Confidential Information of the disclosing Party received by it to its, its Affiliates’, sublicensees’ and distributors’ employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and the rights and obligations of the Parties hereunder, and who are under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein;

(b) safeguard all Confidential Information of the disclosing Party received using a reasonable degree of care, but not less than that degree of care used by the receiving Party in safeguarding its own similar information or material; and

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(c) use the Confidential Information of the disclosing Party only for the purposes and in connection with the performance of such Party’s obligations set forth in this Agreement.

Section 9.3 Exceptions to Confidentiality. Notwithstanding Section 9.2, the Parties’ obligations of confidentiality and non-use shall not apply to any particular information or materials that the receiving Party can demonstrate:

(a) was, at the time of disclosure to it, in the public domain;

(b) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

(c) was received after disclosure to it from a third party who had a lawful right to disclose such information or materials to it;

(d) was required to be disclosed to any regulatory body having jurisdiction over the receiving Party or any of its respective Affiliates, sublicensees or customers;

(e) that disclosure is necessary by reason of applicable legal, accounting or regulatory requirements beyond the reasonable control of the receiving Party; or

(f) is subsequently developed by the receiving Party independently of the information received from the disclosing Party.

In the case of any disclosure pursuant to Sections 9.3(d) or 9.3(e), to the extent practical, the receiving Party shall notify the disclosing Party in advance of the required disclosure and shall use commercially reasonable efforts to assist the disclosing Party in obtaining a protective order, if available, covering such disclosure. If such a protective order is obtained, such information and materials shall continue to be deemed to be Confidential Information.

Notwithstanding Section 9.2, Cerus shall have the right to disclose Confidential Information of Fenwal to its attorneys, accountants, actual or potential sources of financing, and actual or potential investors or acquirers under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein.

Section 9.4 Use of Certain Information. No Party shall, without the appropriate Party’s prior written consent, use the names, service marks or trademarks of another Party as trademarks or use such names, service marks or trademarks to suggest any affiliation, sponsorship, endorsement or recommendation. All employees, agents, representatives and consultants of each Party and its Affiliates and sublicensees shall be required to comply with the terms of this Section 9, and each Party, as applicable, shall be responsible for any breach thereof and the performance or non-performance of each such party.

Section 9.5 No Publicity. Except as required by law, no Party shall originate any news release or other public announcement relating to this Agreement or the terms hereof without the prior written approval of the other Party; provided, however that any Party to this Agreement may provide public information concerning this transaction to the extent necessary or appropriate to comply with applicable securities laws and/or customary corporate communications processes.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 9.6 Equitable Remedies. Each Party acknowledges that if it, its Affiliates or their respective employees, agents, representatives, or consultants breach (or attempt to breach) the obligations set forth in this Article 9, the other Party will suffer immediate and irreparable harm, it being acknowledged that legal remedies are inadequate. Accordingly, if a court of competent jurisdiction should find that any such Party has breached (or attempted to breach) any such obligations, such Party shall not oppose the entry of an appropriate order compelling performance by such Party and restraining it from any further breaches (or attempted breaches).

ARTICLE 10

INDEMNIFICATION; INSURANCE; LIABILITY LIMITATION

Section 10.1 Indemnification.

(a) Intellectual Property Indemnification by Fenwal. Fenwal will indemnify, defend and hold harmless Cerus and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Cerus, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that Fenwal’s plastics, subassemblies, such as bags, tubing and connectors, or manufacturing or packaging processes for the Manufactured Products infringe, misappropriate or violate any patent, copyright, trade secret, confidential information or other intellectual property of any third party.

(b) Exceptions to Fenwal Intellectual Property Indemnification. Fenwal shall have no indemnification obligations under Section 10.1(a) with respect to any infringement relating to:

(i) any infringement due to any specification that is different than the Product Specifications and such infringement would not have existed but for the difference between the specifications and the Product Specifications or due to the failure of the Manufactured Products to meet the Product Specifications;

(ii) Cerus’ direction, without Fenwal’s approval, to any Person to use the Manufactured Products in a manner contrary to label copy approved by Fenwal of the Manufactured Products for the inactivation of pathogens in blood products and the infringement is caused by such contrary use; or

(iii) the combination, incorporation or use of any Manufactured Products by Cerus with Cerus’ or any third party’s product(s), or the use of such combined or incorporated Manufactured Products by Cerus’ customers, if such infringement would not have existed but for such combination or incorporation of the Manufactured Products by Cerus with or into any such Cerus product or any other third party product, or the use of such combined or incorporated product by Cerus’ customers, except for combinations, incorporations or use specified by Fenwal for use of the Manufactured Products.

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(c) Intellectual Property Indemnification by Cerus. Cerus will indemnify, defend and hold harmless Fenwal and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Fenwal, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that [*] or any design change or specification not approved by Fenwal, infringes, misappropriates or violates any patent, copyright, trademark, trade secret, confidential information or other intellectual property right of any third party (provided that such design change or specification is different than the Product Specifications and such infringement, misappropriation or violation would not have existed but for the difference between the specifications and the Product Specifications).

(d) Other Indemnification by Fenwal. Fenwal will indemnify, defend and hold harmless Cerus and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Cerus, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that defective Manufactured Product, negligence or willful misconduct of Fenwal, or acts or omissions of Fenwal that would constitute a Breach, have created Liabilities to the third party.

(e) Other Indemnification by Cerus. Cerus will indemnify, defend and hold harmless Fenwal and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Fenwal, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party (other than claims of infringement of patent, copyright, trademark, trade secret, confidential information or other intellectual property right) that Cerus’ or its distributors’, resellers’ or Affiliates’ sale, offer for sale, import, manufacture, use or distribution of Manufactured Products, or use of such Manufactured Products by customers of Cerus, has created Liabilities to the third party; except to the extent the claim is encompassed within Fenwal’s obligation to indemnify pursuant to Section 10.1(d), above.

Section 10.2 Procedure for Indemnification - Third Party Claims.

(a) Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against it, the Indemnified Party shall notify the other Parties obligated to indemnify such Indemnified Party (the “Indemnifying Party”) of the commencement of the claim.

(b) If any Proceeding referred to in Section 10.2(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party shall, upon written notice given within thirty (30) days after the Indemnified Party’s notice is given, be entitled to assume the defense of the Proceeding. If the Indemnifying Party elects to assume the defense of a Proceeding, the Indemnified Party shall turn the Proceeding over to the Indemnifying Party, who shall, at its own expense, assume the defense of the Proceeding and the Indemnified Party shall have the right (but not the obligation) to participate, at its own expense, in the defense thereof by counsel of its own choice, and shall cooperate with and assist the Indemnifying Party in connection with the defense or contest, but the Indemnifying Party shall retain control thereof and have final authority to determine all

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matters in connection therewith. Notwithstanding the foregoing, (i) the Indemnifying Party shall have the right to control the defense, litigation and settlement of the action only if the Indemnifying Party has agreed in writing to be responsible for all costs, expenses, judgments and liabilities connected with the claim, (ii) the Indemnifying Party shall not enter into any settlement of any Proceeding unless such settlement is contingent upon obtaining a general release in form and substance acceptable to the Indemnified Party releasing the Indemnified Party from all Liabilities in such Proceeding, and (iii) the Indemnifying Party shall not enter into any settlement of any Proceeding if such settlement grants any injunctive or equitable relief unless the Indemnified Party has consented in writing to such settlement.

Section 10.3 Definitions.

As used herein, a “Breach” shall mean a breach of a covenant, obligation or other provision of this Agreement, and such breach will be deemed to have occurred if there is or has been one or more misstatements or inaccuracies in, or one or more failures to perform or comply with, any representation, warranty, covenant, obligation or other provision of this Agreement.

As used herein, “Damages” shall mean all Liabilities, obligations, losses, damages, deficiencies, assessments, judgments, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any Proceeding).

As used herein, “Liabilities” means any debts, obligations, duties or liabilities of any nature, whether known or unknown, and whether accrued, contingent or otherwise.

As used herein, “Proceeding” means any third-party action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

Section 10.4 Fenwal Insurance. Fenwal shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 10.5 Cerus Insurance. Cerus shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 10.6 Limitation on Liability. In no event shall any Party be liable for incidental or consequential damages regardless of whether such Party shall be advised, shall have other reason to know, or in fact shall know of the foregoing, in excess of [*] U.S. dollars (U.S. $[*]) in the aggregate under this Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

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Section 11.2 Assignment and Delegation.

(a) No Assignments Except as Permitted. No Party may assign any of its rights under this Agreement other than assignments to a Permitted Assignee, except with the prior written consent of the other Party. That Party shall not unreasonably withhold its consent. “Permitted Assignees” include an Affiliate of the assigning Party and a third party to whom the assigning Party transfers substantially all of the products, business and services to which this Agreement relates and who assumes all obligations of the assigning party under this Agreement and has the capability to perform such obligations. All other assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this Section, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which a Party participates, regardless of whether it is the surviving or disappearing corporation.

(b) No Delegations. No Party may delegate any performance under this Agreement.

(c) Ramifications of Purported Assignment or Delegation. Any purported assignment of rights or delegation of performance in violation of this Section is void.

Section 11.3 Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors and assigns of the Parties hereto.

Section 11.4 Entire Agreement; Amendments. This Agreement contain the entire understanding of the Parties with regard to the subject matter contained herein and thereon, and supersede all prior agreements or understandings between Cerus and Fenwal with respect to the subject matter of the Original Supply Agreement. For purposes of clarity, except as stated in Sections 5.1 and 5.3(a) of this Agreement, this Agreement does not supersede the Commercialization Agreement, the Restructuring Agreement entered between the Parties as of February 2, 2005, or the Concurrent Agreement (as defined in the Restructuring Agreement). This Agreement will not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

Section 11.5 Force Majeure. Neither Party will be deemed in default if delayed or prevented from performing its obligations under this Agreement, in whole or in part, due to an act of God, fire, flood, explosion, civil disorder, strike, lockout or other labor trouble, material shortages of utilities, equipment, materials or facilities, delay in transportation, breakdown or accident, riot, war, terrorist attack or other cause beyond its control (a “Force Majeure Event”); provided that it shall resume full performance of this Agreement as soon as practicable following the conclusion of the Force Majeure Event.

Section 11.6 Interpretation; No Strict Construction. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto.

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Section 11.7 Partial Invalidity. If any provision of this Agreement, or the application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will in no way be effected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable.

Section 11.8 No Third Party Beneficiary. This Agreement will not confer any rights or remedies on any person other than the Parties hereto and their respective successors and permitted assigns.

Section 11.9 Counterparts. This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

Section 11.10 Notices. Wherever under this Agreement one Party is required or permitted to give written notice to the other, such notice will be deemed given if made in accordance with the terms of the License Agreement.

Section 11.11 Nonwaiver. No alleged waiver, modification or amendment to this Agreement shall be effective against either Party hereto, unless in writing, signed by the Party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect. The execution of this Agreement by the Parties does not constitute or evidence any waiver of any right, or remedy Cerus may have against Baxter under the Original Supply Agreement.

Section 11.12 Alternative Dispute Resolution. The Parties will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations and in the spirit of mutual cooperation. Any issues that cannot be resolved will be referred to a senior management representative from each of the Parties who has the authority to resolve the dispute. In the event such senior management representatives cannot resolve the dispute, the dispute will be submitted to binding arbitration for resolution. Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any such dispute or controversy shall be arbitrated before a single arbitrator selected in accordance with the rules of the AAA. The arbitrator’s decision shall be final and binding upon the parties. The

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parties shall be entitled to full discovery in any such arbitration. Each party shall bear one half of the cost of such arbitration, unless the arbitrator otherwise allocates such costs. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Nothing in this Section will prevent either Party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

Section 11.13 Joint and Several Liability. Fenwal’s obligations and liability under this Agreement shall be joint and several, including without limitation, with respect to each such party’s indemnification obligations under Article 10.

Section 11.14 Availability of Injunction. Fenwal and Cerus agree that any breach, or threatened breach, of this Agreement by one Party could cause irreparable damage to the other Party. The Parties agree that, in the event of such breach, or threatened breach, the Parties shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of any obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security. The Parties further agree that any action pursuant to this Section can and shall be brought in the state or federal courts located in Chicago, Illinois or San Francisco, California. The Parties hereby consent to the jurisdiction of such state or federal courts over such disputes and hereby waive and agree not to raise any and all defenses to the exercise of jurisdiction by such state or federal courts, including without limitation, personal jurisdiction, improper venue and forum non conveniens.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the last date set forth below.

FENWAL, INC.

By:	/s/ Ron K. Labrum
Name: Ron K. Labrum
Title: Chief Executive Officer

Date: December 12, 2008

CERUS CORPORATION

By:	/s/ Claes Glassell
Name: Claes Glassell
Title: President and CEO

Date: December 12, 2008

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EXHIBIT A

Product Specifications

Platelet Sets

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Cerus Corporation	CONFIDENTIAL	Page 3 of 3

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EXHIBIT B

Product Specifications

Plasma Sets

[*]

Cerus Corporation	CONFIDENTIAL	Page 3 of 3

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EXHIBIT C

Standard Cost of Goods for Platelet Sets and Plasma Sets

[*]

Exhibit C

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